EXHIBIT 99.1

HITTITE MICROWAVE CORPORATION

FORM OF TIME-VESTED RESTRICTED STOCK UNIT AGREEMENT

1. Restricted Stock Unit Award.  Hittite Microwave Corporation (the “Company”) has granted to [        ](the “Grantee”), [     ] restricted stock units (the “Restricted Stock Units” or the “Award”), pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”), representing the right to acquire, for no additional consideration, shares of common stock, $0.01 par value (“Common Stock”), of the Company, subject to the terms and conditions of this Agreement and the Plan.  Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the “Code”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

2. Issuance of Shares.  Upon each vesting date, the Company will issue to the Grantee one share of Company Common Stock (each a “Vested Share”) for each vested Restricted Stock Unit; provided, however, that the number of shares the Grantee receives may be reduced by the number of shares sufficient to satisfy the minimum tax withholding obligations as set forth in Section 5 below.

3. Vesting Schedule.  The Restricted Stock Units shall vest in four equal installments on each of the first four anniversaries of the date of grant (each a “Vesting Date”), provided that on such Vesting Date the Grantee remains employed by the Company or a subsidiary of the Company.

4. Forfeiture of Award; Transfer of Award

4.1. Forfeiture.  Except as set forth in Section 4.2 below, if for any reason the Grantee ceases to be employed by the Company (including, without limitation, by reason of the Grantee’s voluntary resignation or the Company’s dismissal of the Grantee for any reason, with or without cause) then this Agreement shall terminate and any Restricted Stock Units that have not vested shall be forfeited to the Company without payment of any consideration by the Company.

4.2. Normal Retirement, Death or Disability.  In the event that the termination of employment of the Grantee shall be by reason of the death, Disability or normal retirement of the Grantee, then the vesting of the Shares shall continue and the number of Shares that vest on each subsequent Vesting Date shall be determined in the manner set forth in Section 3 above, as if the Grantee had remained employed. For purposes of this paragraph, (a) “Disability” means disability as set forth in Section 22(e)(3) of the Internal Revenue Code and (b) retirement at the following age or greater shall constitute such normal retirement: age 65, less one year for each 10 years of service as a full-time employee of the Company or any subsidiary of the Company, with full-time employment being defined as working at least 32 hours per week; provided that at the time of such retirement (i) the Grantee shall have accumulated at least 10 years of service to the Company as a full-time employee or non-employee director, and (ii) at least one year shall have elapsed since the grant date of this Award. The Committee shall have sole authority and discretion to determine whether the Grantee’s employment has been terminated by reason of Disability or normal retirement.

4.3. Nontransferability of  Shares.  No Restricted Stock Units may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) or otherwise disposed of prior to their becoming Vested Shares. Notwithstanding the foregoing, the Grantee may transfer Restricted Stock Units by will or intestacy, either during his or her lifetime or on death, to one or more members of his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, satisfactory to the Company, pursuant to which each transferee shall agree to receive and hold such Shares subject to the provisions hereof (including, without limitation, the Company’s right of forfeiture with respect to any Restricted Stock Units so transferred that had not vested at the time of Grantee’s death), and there shall be no further transfer except in accordance with the provisions hereof.  For the purposes of this paragraph, “immediate family” shall mean spouse, lineal descendent, father, mother, brother or sister of the transferor.

5. No Special Employment Rights.  Nothing contained in the Plan or this Agreement shall confer upon the Grantee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the Grantee’s compensation.

6. Rights as a Shareholder.  The Grantee shall have the rights of a shareholder with respect to all Vested Shares (including, without limitation, any rights to vote and to receive dividends or non-cash distributions with respect to such shares). Prior to the vesting of any Restricted Stock Unit, the Grantee will have no rights to vote, to receive dividends or non-cash distributions, or any other right of a holder of outstanding Company Common Stock with respect to the unvested Restricted Stock Units.

7. Tax Treatment; Withholding.

(a)  Grantee acknowledges that the Company has recommended that the Grantee consult a qualified tax advisor regarding the tax consequences to Grantee of the receipt and vesting of any Restricted Stock Unit.

(b)  No later than the date as of which the value of any Vested Share first becomes includable in the gross income of the Grantee for income tax purposes under the laws of any taxing jurisdiction to which the Grantee is subject, Grantee shall pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any national, federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income.  The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(c)  Grantee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from the Vested Shares a number of shares with an aggregate Fair Market Value (as defined in the Plan, and determined of the date the withholding is effected) that would satisfy the minimum statutory withholding amount due with respect to such Award, or (ii) delivering to the Company a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum statutory withholding amount due. In the event that the amount of any such tax that is due with respect to such Award exceeds the statutory minimum amount, the Grantee shall be responsible for, and make provision for the timely payment of, any such excess amount.

8. Miscellaneous.

8.1 By accepting this Award, Grantee agrees that, if so requested by the Company or by the underwriters managing any underwritten offering of the Company’s securities, the recipient will not, without the prior written consent of the Company or such underwriters, as the case may be, sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares subject to any such Award during the Lock-up Period, as defined below. The “Lock-Up Period” shall mean a period of time not exceeding 180 days or, if greater, such number of days as shall have been agreed to by each director and executive officer of the Company in a substantially similar lock-up agreement by which each such director and executive officer is bound. If requested by the Company or such underwriters, the Grantee will enter into an agreement with such underwriters consistent with the foregoing.

8.2 Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Grantee.

8.3 All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

8.4 This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws.

8.5 This Agreement is and shall be subject in every respect to the provisions of the Plan, as amended from time to time, which is incorporated herein by reference and made a part hereof.

8.6 This Agreement is executed in two (2) counterpart originals, one (1) to be retained by the Grantee and one (1) to be retained by the Company.

Date of Grant:

HITTITE MICROWAVE CORPORATION

By:
Title: